Exhibit 99.1

MOTHERS WORK, INC.

CONTACT:	Judie Ashworth
Publicity Manager
(215) 873-2283
jashworth@motherswork.com

For Immediate Release

MOTHERS WORK ANNOUNCES PROMOTION OF ED KRELL TO
CHIEF OPERATING OFFICER & CHIEF FINANCIAL OFFICER

Philadelphia, PA, May 15, 2007 — Mothers Work, Inc. (Nasdaq: MWRK), the world’s leading maternity apparel retailer, today announced that it has named Edward (Ed) Krell to the position of Chief Operating Officer & Chief Financial Officer.  Mr. Krell has served as Executive Vice President- Chief Financial Officer of Mothers Work since November 2003, having previously served as Senior Vice President- Chief Financial Officer of the Company from the time he joined Mothers Work in January 2002 until November 2003.  In connection with the promotion of Mr. Krell, Rebecca Matthias, who has served as the Company’s President and Chief Operating Officer, will now have the title President and Chief Creative Officer.  Ms. Matthias continues to serve as a director of Mothers Work.  Mr. Krell continues to report to both Dan Matthias, Chairman of the Board and Chief Executive Officer, and Rebecca Matthias.

Rebecca Matthias, President and Chief Creative Officer of Mothers Work, noted, “We are very pleased to announce Ed’s promotion to COO & CFO, which reflects the broad scope of his current responsibilities and his overall importance to our executive management team.  Since he joined us in 2002, Ed has played a key role in not only our financial activities, but also in devising and implementing our strategic and operational initiatives, including our multi-brand store strategy, to expand our leadership position in the maternity apparel business and increase shareholder value.  We have steadily given Ed management responsibility over more areas outside of the financial function in recent years, and he has stepped up to these new responsibilities in an impressive fashion.   Ed currently has responsibility for not only our overall finance and accounting operations, but also real estate, store construction & maintenance, our futuretrust® college savings program, marketing, merchandise planning & allocation, international business development, and legal.  We congratulate Ed on his new position and look forward to his continued contributions to Mothers Work.”

Mothers Work is the world’s largest designer and retailer of maternity apparel, using its custom TrendTrack™ merchandise analysis and planning system as well as its quick response replenishment process to “give the customer what she wants, when she wants it.”  As of April 30, 2007, Mothers Work operates 1,613 maternity locations, including 793 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, Mimi Maternity®, and Destination Maternity™, and sells on the web through its DestinationMaternity.com and brand-specific websites.  In addition, Mothers Work distributes its Oh Baby! by Motherhood™ collection through a licensed arrangement at Kohl’s® stores throughout the United States and on Kohls.com.

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The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding expected results of operations, liquidity and financial condition and new business initiatives, involve risks and uncertainties, and are subject to change based on various important factors.  The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: our ability to successfully manage our new initiatives, future sales trends in our existing store base, weather, changes in consumer spending patterns, raw material price increases, consumer preferences and overall economic conditions, the impact of competition and pricing, availability of suitable store locations, continued availability of capital and financing, ability to hire and develop senior management and sales associates, ability to develop and source merchandise, ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, changes in market interest rates, war or acts of terrorism, and other factors set forth in the Company’s periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.